================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            CORRPRO COMPANIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                                                  [Corrpro logo]


                             CORRPRO COMPANIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  to be held on
                                  JULY 22, 1998

         The Annual Meeting of Shareholders (the "Annual Meeting") of Corrpro Companies, Inc. (the "Company") will be held at Medina Country Club, 5588 Wedgewood Road, Medina, Ohio at 10:00 a.m. Eastern Daylight time on Wednesday, July 22, 1998, to consider and act on the following matters. The purposes of the meeting are:

         1. The election of three directors of the Company for terms expiring in 2000.

         2. The approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized common shares of the Company from 12,000,000 to 40,000,000.

         3. The approval of an amendment to the 1997 Long-Term Incentive Plan of Corrpro Companies, Inc. to increase the number of Common Shares reserved for issuance thereunder from 1,285,738 to 1,585,738.

         4. The approval of an amendment to the Company's Code of Regulations to permit shareholders to set the size of the Board of Directors.

         5. The approval of an amendment to the Company's Code of Regulations to limit the removal of directors to "for cause" grounds.

         6. The approval of an amendment to the Company's Code of Regulations to establish certain procedures for the proposal and conduct of business at shareholders' meetings.

         7. The approval of an amendment to the Company's Code of Regulations amending the provisions for amending the Code of Regulations.

         8. Such other business, incident to the conduct of the meeting, that may properly come before the Annual Meeting.

         The Board of Directors has fixed the close of business on May 22, 1998 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.

                                          By Order of the Board of Directors


                                          Neal R. Restivo
                                          Executive Vice President,
                                          Chief Financial Officer,
                                          Secretary and Treasurer

June 15, 1998

                             CORRPRO COMPANIES, INC.

                                 PROXY STATEMENT

         The accompanying Proxy is solicited by the Board of Directors of Corrpro Companies, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. at the Medina Country Club on Wednesday, July 22, 1998, and at any adjournments of that meeting.

         If you attend the meeting, you may vote your shares by ballot. If you do not attend, your shares may still be voted at the meeting if you sign and return the enclosed Proxy. Common Shares represented by a properly signed card will be voted in accordance with the instructions marked on the Proxy. If no instructions are marked, the shares will be voted to elect the nominees listed below and in favor of the proposed actions to amend the Company's Amended and Restated Articles of Incorporation, Amended and Restated Code of Regulations, and 1997 Long-Term Incentive Plan of Corrpro Companies, Inc. You may revoke your proxy before it is voted by giving notice to the Secretary of the Company in writing or orally at the meeting.

         This Proxy Statement and the enclosed Proxy are being mailed to shareholders on or about June 15, 1998.

                                       I.
                              ELECTION OF DIRECTORS

         The Company Board of Directors is divided into two classes, each of whose members serve for a two-year term. Shareholder approval is sought to re-elect Warren F. Rogers, Barry W. Schadeck, and Walter W. Williams to the class of Directors whose term expires in 2000. If any Director nominee becomes unable to accept nomination or election, the persons voting the shares represented by the Proxies will vote the shares in accordance with their best judgment. The Board of Directors has no reason to believe that any nominee will be unable to serve.


NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2000

WARREN F. ROGERS, 68, has served as a Director of the Company since July 1996. Dr. Rogers is president of Warren Rogers Associates, Inc., a Newport, Rhode Island firm which provides underground storage tank management and consulting services, including mathematical and statistical modeling. He has held this position since 1979. In addition, Dr. Rogers served as a Vice President of the Center for Naval Analysis in Alexandria, Virginia from 1982 to 1989. Dr. Rogers earned a Ph.D. in statistics from Stanford University and has an M.S. in Operations Research from the U.S. Naval Post-Graduate School.

BARRY W. SCHADECK, 47, has served as a Director of the Company since April 1993 and as Executive Vice President since July 1995. Mr. Schadeck has served as President of Corrpro Canada, Inc., a wholly-owned subsidiary of the Company, since its formation in May 1994. Mr. Schadeck has served as President of the Company's Commonwealth Seager Group subsidiary ("CSG") since April 1993 and Chief Financial Officer of CSG since 1979. Prior to joining CSG, Mr. Schadeck served as Chief Financial Accountant of Associated Engineering Services Ltd. for seven years. Mr. Schadeck is a graduate of Northern Alberta Institute of Technology with a degree in accounting, and received his designation as a Certified General Accountant in 1978.

WALTER W. WILLIAMS, 64, has served as a Director of the Company since July 1996. Mr. Williams retired in November 1992 from his position as Chairman and Chief Executive Officer of Rubbermaid Incorporated, a position he had held since May 1991. Prior to that time, Mr. Williams served as President and Chief Operating Officer of Rubbermaid Incorporated commencing in September 1987 and Vice Chairman commencing in October 1990. Prior to joining Rubbermaid, Mr. Williams spent 31 years with The General Electric Company in a wide variety of domestic and international consumer marketing, sales and general management positions. Mr. Williams serves on the Board of Directors for The Stanley Works and PAXAR Corporation. Mr. Williams is a graduate of Utica College of Syracuse University with a degree in Finance.

         Provided a quorum is present, the affirmative vote of a plurality of the Common Shares, without par value of the Company (the "Common Shares") represented and voting, in person or by proxy, at any meeting of shareholders is required under Ohio law to elect Directors.

         Votes may be cast in favor of, or withheld from, each nominee in the election of directors. Votes that are withheld will not be included in the number of votes cast although such shares will be counted as present for purposes of determining the existence of a quorum. The New York Stock Exchange rules permit brokers who hold shares in street name to vote on certain items when they have not received instructions from beneficial owners. Brokers who do not receive instructions are entitled to vote on the election of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 1999

JOSEPH W. ROG, 58, has served as a Director of the Company since 1984, as Chairman of the Board of Directors since June 1993, and as President of the Company since June 1995 and from January 1984 until June 1993. Mr. Rog has served as Chief Executive Officer of the Company since its formation in 1984. Mr. Rog has over thirty years of industry experience in various technical and management capacities and has broad, first-hand experience in corrosion analysis and the design and implementation of corrosion control systems. Mr. Rog is a graduate of Kent State University with a Bachelor of Science degree in Geology, and has also completed the Graduate School of Business course at Stanford University.

DAVID H. KROON, 48, has served as a Director of the Company since 1984, and as an Executive Vice President since April 1993. Mr. Kroon served as Senior Vice President of the Company from its formation in 1984 until April 1993. Mr. Kroon has over twenty-five years of engineering and consulting experience in the corrosion control market. Mr. Kroon is widely published in water and waste treatment, electrical power, oil and gas, and environmental journals worldwide. Mr. Kroon has management experience in the areas of business planning, policies and procedures, and professional development. Mr. Kroon is a graduate of Yale University with a Bachelor of Science degree in Chemistry.

C. RICHARD LYNHAM, 56, has served as a Director of the Company since June 1992. Mr. Lynham is presently the owner and Chief Executive Officer of Harbor Castings, Inc., an investment casting foundry located in North Canton, Ohio. Prior to assuming this position in 1992, Mr. Lynham served as Group Vice President, Ceramics, for Ferro Corporation (1984-1992), a Fortune 500 manufacturer of industrial specialty products. Mr. Lynham is a graduate of Cornell University with a Bachelor's of Mechanical Engineering degree and has also received a Master of Business Administration from Harvard University.

ROBERT E. HODGE, 60, has served as a Director of the Company since November 1993. Mr. Hodge retired in January 1993 from his position as Senior Vice President of Gas Supply, Natural Gas Pipeline Company of America, a unit of MidCon Corp., which is a subsidiary of Occidental Petroleum Corporation. Mr. Hodge joined Natural Gas Pipeline Company of America in 1960 and became Senior Vice President in 1989. A graduate of the University of Missouri, Rolla, with a degree in electrical engineering, Mr. Hodge also holds a Master of Business Administration from the University of Illinois.

COMMITTEES OF THE BOARD OF DIRECTORS; ATTENDANCE

         The present members of the Audit Committee are Messrs. Hodge, Lynham, Rogers and Williams. The Audit Committee approves annually the firm of independent auditors that is to be engaged to audit and to report on the financial statements, reviews and approves the annual audit plan, oversees the Company's internal control structure, reviews the Company's financial reporting, and reports its activities to the Board on a regular basis. The Audit Committee had three meetings during the last fiscal year.

         The present members of the Compensation Committee are Messrs. Hodge, Lynham, Rogers and Williams. The Compensation Committee reviews and approves the Chief Executive Officer's ("CEO") compensation and, upon consultation with the CEO, compensation for the officers of the Company and its subsidiaries who report directly to the CEO; establishes, amends, and determines awards under executive compensation plans and programs; oversees selection of and meets with outside consultants to review the Company's executive compensation programs as appropriate; and reviews board responsibilities, recommends the number of directors, and nominates directors and committee members. The Compensation Committee had five meetings during the last fiscal year. The Stock Option subcommittee, which administers and authorizes awards under certain of the Company's compensation plans, is comprised of Messrs. Hodge, Lynham and Williams.

         The Board of Directors had eight meetings during the last fiscal year. During the last fiscal year, each incumbent Director attended at least 75% of all the meetings of the Board of Directors and of committees on which he served.

COMPENSATION OF DIRECTORS

         Directors not employed by the Company or its subsidiaries are paid a retainer of $12,000, on an annual basis, and $1,000 ($1,200 for a Committee Chairperson) for each Board of Directors' or Committee meeting attended in person and $350 ($550 for a Committee Chairperson) for each Board of Directors' or Committee meeting attended telephonically.

         Pursuant to the terms of the Deferred Compensation Plan for Outside Directors, eligible Directors may elect to defer payment of all or any part of the compensation received as a Director. Participating Directors elect to have the return on their deferred funds be based upon various investment options, including the Company's Common Shares. Deferred portions are payable in a lump sum, over a period of five years or over a period of ten years. Payments under the plan commence at a future date previously specified by the Director, or upon the death or disability of the Director.

         Under the 1997 Non-employee Directors' Stock Option Plan of Corrpro Companies, Inc., automatic grants of options to purchase 2,000 Common Shares at fair market value are granted annually to each eligible incumbent director.


                           OWNERSHIP OF COMMON SHARES

         The following table shows the number and percent of the Common Shares beneficially owned on May 22, 1998 by each of the Directors, by the Chief Executive Officer, by the four other most highly compensated executive officers in fiscal 1998, by all Directors and executive officers as a group and by each person or entity who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Shares.



------------------------------------------------------------------------------------------------
                                                                    NUMBER OF
                     NAME                                         SHARES (1) (2)        PERCENT
                     ----                                         --------------        -------
         Michael K. Baach                                              87,323             1.3%
         David M. Hickey                                               97,601             1.4%
         Robert E. Hodge                                                6,250              *
         David H. Kroon                                               220,244             3.2%
         C. Richard Lynham                                             13,250              *
         Neal R. Restivo                                               43,200              *
         Joseph W. Rog                                                323,856             4.7%
         Warren F. Rogers                                                 950              *
------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
         Barry W. Schadeck                                            108,682             1.6%
         Walter W. Williams                                            50,750              *
         13 Directors and executive officers as a group             1,057,448            15.5%
         David L. Babson & Company Incorporated (3)                   775,600            12.2%
------------------------------------------------------------------------------------------------


*Less than 1%

(1) The named shareholders have sole voting and investment power or shared voting and investment power with their spouse with respect to all shares shown as being beneficially owned by them, except as otherwise indicated.

(2) Includes, with respect to each of the following individuals and group, the following number of Common Shares which may be acquired upon the exercise of options within 60 days following May 22, 1998: Mr. Baach (27,000 shares); Mr. Hickey (74,500 shares); Mr. Hodge (5,250 shares); Mr. Kroon (27,000 shares); Mr Lynham (11,250 shares); Mr. Restivo (42,000 shares); Mr. Rog (116,000 shares); Mr. Schadeck (40,000 shares); and all Directors and executive officers as a group (452,835 shares).

(3) All such shares are subject to sole voting and sole dispositive power. Such number of shares owned is based upon information provided by a Schedule 13G/A filed by David L. Babson Company Incorporated with the Securities and Exchange Commission on January 12, 1998.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on the information provided to the Company by persons required to file such reports, the Company believes that during fiscal 1998, all Section 16(a) filing requirements applicable to the Company's officers, directors and ten percent shareholders were complied with.




                             EXECUTIVE COMPENSATION

         The following table sets forth compensation received for the three years ended March 31, 1998 by the persons who were the Company's Chief Executive Officer and the four other most highly paid executive officers for the fiscal year ended March 31, 1998 (the "named executive officers").

                                            SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------
                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                     FISCAL                              OTHER ANNUAL     AWARDS STOCK        ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR        SALARY       BONUS      COMPENSATION     OPTIONS (1)     COMPENSATION (2)
    ---------------------------       ----        ------       -----      ------------     -----------     ----------------

Joseph W. Rog                         1998      $249,000      $132,600        $   0          105,000          $ 3,032
   Chairman of the Board,             1997       208,125        79,000            0           40,000            1,084
   President, and Chief               1996       208,750             0            0                0            1,026
   Executive Officer

Michael K. Baach                      1998       150,000        63,600            0           25,000            1,096
   Executive Vice President           1997       140,000        39,000            0           12,000              385
   Sales and Marketing                1996       140,000        35,000            0                0              385


David M. Hickey (3)                   1998       170,000        61,800            0           17,500            2,189
   Executive Vice President ,         1997       165,000        39,000            0           12,000              908
   Manufacturing and International    1996       162,000        36,300                        50,000              409
   Operations                                                                83,516(4)

Neal R. Restivo (5)                   1998       164,000        63,600            0           30,000            2,940
   Executive Vice President, Chief    1997       152,360        39,000            0           12,000              914
   Financial Officer, Secretary       1996        75,008        35,000            0           30,000              152
   and Treasurer

Barry W. Schadeck                     1998       142,660        82,200            0           25,000                0
   Executive Vice President,          1997       139,612        39,000            0           12,000                0
   Western Region                     1996       102,676        29,000            0           20,000                0
------------------------------------ -------- -------------- ----------- --------------- ---------------- --------------------

(1) On June 30, 1995, Messrs. Rog, and Baach voluntarily forfeited the stock options granted to each of them during fiscal 1995.

(2) Amounts represent Company matching contributions to the Corrpro Companies, Inc. Profit Sharing Plan and Trust, a qualified salary deferral plan under
     Section 401(k) of the Internal Revenue Code.

(3) Mr. Hickey became an executive officer of the Company during June 1995. During fiscal 1996, the Company advanced Mr. Hickey $156,000 in connection with his relocation to the Company's corporate headquarters in Ohio. Interest on the advance was calculated at a rate of 10% per annum. The entire advance had been repaid as of the date of this filing.

(4)  Includes $73,614 of moving expenses paid by the Company.

(5) Mr. Restivo became an employee of the Company in October 1995. Amounts for fiscal 1996 related to the six-month period from October 1995 to March 1996.



                                        OPTIONS GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------------
                                                                                              POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                         INDIVIDUAL GRANTS                                    ANNUAL RATES OF STOCK
                                            % OF TOTAL                                        PRICE APPRECIATION FOR
                                          OPTIONS GRANTED    EXERCISE OR                          OPTION TERM (2)
                              OPTIONS     TO EMPLOYEES IN    BASE PRICES       EXPIRATION         ---------------
                NAME          GRANTED       FISCAL YEAR       ($/SH) (1)          DATE         5%                   10%
                ----          -------       -----------       ----------          ----         ---                  ---
   Joseph W. Rog              40,000           12.8%            $ 9.50            4/1/07      231,994             605,622
                              20,000            6.4              12.00            8/4/07      146,522             382,498
                              20,000            6.4              15.00          12/19/07      183,153             478,123
                              25,000            8.0              14.06           3/24/08      214,594             560,200
   Michael K. Baach           10,000            3.2              12.00            8/4/07       73,261             191,249
                              15,000            4.8              14.06           3/24/08      128,757             336,120
   David M. Hickey            10,000            3.2              12.00            8/4/07       73,261             191,249
                               7,500            2.4              14.06           3/24/08       64,378             168,060
   Neal  R. Restivo           10,000            3.2              12.00            8/4/07       73,261             191,249
                              20,000            6.4              14.06           3/24/08      171,675             448,160

   Barry W. Schadeck          10,000            3.2              12.00            8/4/07       73,261             191,249
                              15,000            4.8              14.06           3/24/08      128,757             336,120
----------------------------------------------------------------------------------------------------------------------------

(1) The exercise price is based on 100% of the fair market value of the Company's Common Shares on the date of grant.

(2) Potential Realizable Value is based on certain assumed rates of appreciation pursuant to rules prescribed by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Shares.


                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                       AND FISCAL YEAR END OPTION/SAR VALUES
------------------------------------------------------------------------------------------------------------------------------
                                                              NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                               UNDERLYING OPTIONS                IN-THE-MONEY OPTIONS
                              SHARES                            FISCAL YEAR-END                 AT FISCAL YEAR-END (1)
                            ACQUIRED ON      VALUE              ---------------                 ----------------------
         NAME                EXERCISE       REALIZED      EXERCISABLE      UNEXERCISABLE    EXERCISABLE        UNEXERCISABLE
         ----                --------       --------      -----------      -------------    -----------        -------------
   Joseph W. Rog               None           N/A           116,000           65,000          $915,970           $75,062
   Michael K. Baach            None           N/A            27,000           25,000           248,708            39,412
   David M. Hickey             None           N/A            74,500           17,500           430,595            33,769
   Neal R. Restivo             None           N/A            42,000           30,000           303,645            43,175
   Barry W. Schadeck           None           N/A            40,000           25,000           209,120            39,412
------------------------------------------------------------------------------------------------------------------------------



(1) This value is calculated based on the difference between $14 13/16, the closing price of the Company's Common Shares on March 31, 1998, and the exercise price of the options.

EMPLOYMENT AGREEMENTS

         As of April 1, 1998, the Company entered into an Employment Agreement with Mr. Rog which superseded a previous Employment Agreement which expired on March 31, 1998. Pursuant to this agreement, Mr. Rog serves as the Company's Chairman of the Board, Chief Executive Officer and President. In addition, the Company has agreed to cause Mr. Rog to be nominated as a Director of the Company for so long as such agreement remains in effect. This agreement expires on March 31, 2001.

         This employment agreement provides for the payment of base salary, subject to annual adjustments, and such other compensation, whether in the form of bonuses, stock options, incentive compensation, or otherwise, as determined by the Board of Directors from time to time. At April 1, 1998, the annual base salary for Mr. Rog was $274,000.

         This employment agreement precludes Mr. Rog from competing with the Company during the term of the agreement and for as long as Mr. Rog receives payments pursuant to the agreement. The employment agreement permits the Company to terminate Mr. Rog's employment for good cause, in which case the Company will pay Mr. Rog his base salary earned through termination with no further obligation to him except as required by law.

         Mr. Rog has earned the right to receive retirement income with a lifetime survivor benefit to his spouse in an amount equal to 50% of his base salary, payable monthly, provided that certain conditions are satisfied.

         If Mr. Rog's employment is terminated without good cause three months prior to or twelve months after a change in control, as defined, or if Mr. Rog is otherwise terminated without good cause or resigns due to the Company's failure to honor its obligations under the agreement, the Company must pay Mr. Rog his salary earned through the termination or resignation date and a severance payment equal to his base salary for one year (two years in the event of a change in control) at the rate in effect at the time of termination plus a payment equal to full year's participation in any short-term incentive bonus plan at the 100% level. In addition, the Company must maintain any medical or other insurance coverage in effect at the time of termination until age 65. Further, all of

Mr. Rog's unvested stock options will become vested immediately and he will receive any payments due under any long-term incentive plans within ten days of termination. The amount of the payments as a result of a change in control are required to be funded within ten days following such change in control, pursuant to a grantor trust conforming to Internal Revenue Procedure 92-64.

         In the event of Mr. Rog's disability, he will continue to receive his base salary and other compensation and benefits during the first ninety business days after the date of such disability. If the Board of Directors determines that reasonable accommodation cannot be made, the Company may terminate Mr. Rog's employment in which case the Company shall pay Mr. Rog's salary earned through the termination date, an amount equal to a full year participation in the short-term bonus plans then in effect, any payment due under other incentive plans then in effect and the retirement income referred to in the agreement. In addition, benefits will continue for his spouse and eligible dependents in accordance with Company policy.

         The Company entered into employment agreements as of April 1, 1998 with Messrs. Baach, Hickey, and Restivo pursuant to which each serves as an Executive Vice President of the Company. These agreements provide for the payment of base salaries, subject to annual adjustment. In general, these agreements provide similar severance arrangements as the employment agreement with Mr. Rog described above, except that no retirement income will be paid and that medical and other insurance coverage shall continue for a period of twelve months rather than to age 65 if the employee is terminated without good cause or if the employee resigns due to the Company's failure to honor its obligations under the agreement. The current terms of these agreements each expire on March 31, 2001.

                    REPORT OF THE COMPENSATION COMMITTEE AND
                THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


         The Compensation Committee reviews and approves the CEO's compensation and, upon consultation with the CEO, compensation for the officers of the Company and its subsidiaries who report directly to the CEO and establishes, amends, and determines awards under executive compensation plans and programs. In establishing compensation levels, the Committee takes into account the tax deductibility limitations imposed under Section 162 (m) of the Internal Revenue Code.

BASE SALARIES

         An independent executive compensation consultant engaged by the Company reviewed the Compensation Committee's recommended base salary for Mr. Rog, the Chief Executive Officer, taking into consideration the consulting firm's data base of competitive information from domestic industrial companies of similar size and the proxy statements of those companies comprising the peer group utilized in the performance graph under "Company Stock Performance" for comparing total returns to shareholders. The Compensation Committee believed it was necessary to consider not only the peer group of companies but also the broader group of domestic industrial companies of similar size for its salary comparisons since this broader group of companies competes for the talent of the executive officers. The Compensation Committee established, the base salary level for Mr. Rog at $274,000 effective as of April 1, 1998.

         The base salary levels for all of the remaining executive officers were as determined by the Compensation Committee following a review of recommended base salary levels with the Chief Executive Officer. These salary levels were subjectively established based upon the performance of the executive and level of responsibility.

INCENTIVE COMPENSATION

         CASH INCENTIVES. The Company maintains a cash bonus program pursuant to which cash bonuses may be paid to key employees, including the executive officers. Bonuses are determined based on performance measures approved by the Board and management's discretion. The performance measures used for fiscal 1998 were based on the Company's consolidated earnings before taxes. __________ key employees, including the executive officers, received cash bonus awards for fiscal 1998.

         In determining the size of target awards for the Chief Executive Officer and the Executive Vice Presidents, the Committee subjectively reviewed the performance of each executive relative to such executive's individual goals.

         EQUITY INCENTIVES. The Stock Option subcommittee of the Compensation Committee granted stock options to the five named executive officers during fiscal 1998. The options were designed to provide incentives to manage the Company in the best interests of the shareholders, and to encourage the executives to remain employed by the Company on a long-term basis. In granting these awards, the Compensation Committee's determination was based upon the level of the executive's responsibility with the Company, performance, and the importance of such executive's retention to the Company. These factors were weighted subjectively by the Compensation Committee.


         Respectfully submitted,


                Compensation Committee:
                Robert E. Hodge
                C. Richard Lynham
                Warren F. Rogers
                Walter W. Williams

COMPANY STOCK PERFORMANCE

         Following is a line graph which compares the cumulative Shareholders' with the cumulative total return of the S&P 500 Index, and an index of peer companies (the "Peer Group") for the period from September 30, 1993, (the date the Company's Common Shares began to trade on the New York Stock Exchange) to March 31, 1998. The companies selected to form the Peer Group index are companies with revenues generally in the range of $40 to $150 million that offer a broad range of engineering, environmental, and construction services. They include Astrotech International, Baker (Michael) Corp., Failure Group Inc., Harding Associates Inc., and Tanknology Environmental Inc. The graph assumes that the value of the investment in the Company's Common Shares and each index was $100 on September 30, 1993 and that all dividends, if any, were reinvested.

                          TOTAL RETURN TO SHAREHOLDERS
                      SEPTEMBER 30, 1993 TO MARCH 31, 1998

5 YEAR CUMULATIVE TOTAL RETURN SUMMARY
=================================================================================================
                         STARTING
                           BASIS
DESCRIPTION                1993        1994          1995         1966        1997         1998
------------------       -------      -------      -------      -------      -------      -------
CORRPRO COMPANY (%)      $100.00      $179.55      $154.55      $ 69.32      $ 87.50      $134.65

S & P 500 ($)            $100.00      $ 97.68      $112.89      $149.13      $178.69      $264.47

PEER GROUP ONLY ($)      $100.00      $ 87.08      $ 56.30      $ 67.26      $ 67.74      $101.47

(1) The peer group data prior to fiscal 1997 includes the results of Greiner Engineering, Inc. No results for Greiner Engineering, Inc. were available for fiscal 1997 and thereafter.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Warren F. Rogers, a member of the Compensation Committee, is president of Warren Rogers Associates, Inc. (WRA). WRA currently conducts, on behalf of the Company, statistical evaluation of corrosion data relating to the Company's customers, primarily in the underground storage tank market. The Company has worked with WRA since 1985. During fiscal 1998, fees paid to WRA totaled $471,961. The Company believes that the terms of all transactions and arrangements with WRA are no less favorable to the Company than similar transactions and arrangements which might have been entered into with unrelated parties.


                                       II.
                   AMENDMENT TO THE ARTICLES OF INCORPORATION

PROPOSAL 2: TO AMEND ARTICLE FOURTH OF THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES OF THE COMPANY

         On April 30, 1998, the Company's Board of Directors approved, and recommended that the shareholders of the Company approve and adopt, an amendment to the Company's Amended and Restated Articles of Incorporation (the "Articles") to increase from 12,000,000 to 40,000,000 the maximum number of Common Shares, without par value, that the Company is authorized to issue.

         The principal purpose of the proposal is to make available additional Common Shares for possible stock splits or dividends, employee benefit plans, acquisitions, public or private stock offerings and other corporate purposes. The Company's Board of Directors has approved and adopted a 5-for-4 stock split in the form of a stock dividend payable on June 19, 1998 to shareholders of record as of June 5, 1998. The Articles provide that the Company's maximum number of authorized shares is 13,000,000 shares, comprised of a maximum of 12,000,000 Common Shares, without par value, and a maximum of 1,000,000 Serial Preferred Shares, without par value. As of May 22, 1998, there were 6,360,110 Common Shares (7,950,138 after giving effect to the stock split) and no Serial Preferred Shares outstanding. In addition, as of that date, the Company had reserved 1,105,590 Common Shares for issuance pursuant to its existing stock option plans (1,381,988 after giving effect to the stock split). As a result, the Company had, after giving effect to the stock split, only 2,667,874 Common Shares available for possible stock splits or dividends, employee benefit plans, acquisitions, public or private stock offerings and other corporate purposes. The Company does not presently have any agreements or understandings with respect to the issuance of additional Common Shares. Except under certain circumstances provided for in the Rules of the New York Stock Exchange, the Ohio Revised Code and the Articles, the issuance of additional Common Shares would not require any further shareholder approval.

         The affirmative vote of a majority of the voting power of the Common Shares is required to approve and adopt the proposed amendment. Thus, abstentions and broker non-votes will have the effect of voting against the proposed amendment. The full text of the proposed amendment is attached hereto as Exhibit A to this Proxy Statement.

         THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL.

                                      III.
        ADOPTION OF AMENDMENT NO. 1 TO THE 1997 LONG-TERM INCENTIVE PLAN

PROPOSAL 3 TO ADOPT AN AMENDMENT TO THE 1997 LONG-TERM INCENTIVE PLAN OF CORRPRO COMPANIES, INC. TO INCREASE THE NUMBER OF COMMON SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 1,285,738 TO 1,585,738.

      THE COMMON SHARE INFORMATION CONTAINED IN THIS PROPOSAL 3 HAS BEEN ADJUSTED TO REFLECT THE EFFECT OF THE COMPANY'S 5-FOR-4 STOCK SPLIT EFFECTED IN THE FORM OF A 25% SHARE DIVIDEND ON JUNE 19, 1998. The Company's

1997 Long-Term Incentive Plan (the "1997 Plan") is intended to encourage ownership of the Company's Common Stock by officers, other key employees, and consultants of the Company, to attract and retain key personnel, and to provide additional incentives to promote the success of the Company. The 1997 Plan provides for Awards of up to 468,750 new shares plus 816,988 shares which were subject to options previously granted and outstanding prior to the adoption of the 1997 Plan but only to the extent of the surrender, lapse, forfeiture, termination, or exercise of such previously granted options, for an aggregate of 1,285,738 of Company's Common Shares. As of May 22, 1998, options to purchase up to an aggregate of 1,223,836 of the Company's Common Shares (38,008 of which had been exercised as of that date) have been granted under the 1997 Plan out of the 1,285,738 shares that had been reserved for issuance. Hence, only 61,902 Common Shares remain available for future grants. The Compensation Committee of the Board of Directors, therefore, recommended to the Board of Directors that the Plan be amended to increase by 300,000 the maximum number of Common Shares available for distribution under the 1997 Plan in order to enable the Company to continue to provide an essential benefit to its key management personnel. Accordingly, the Board of Directors adopted, subject to shareholder approval, an amendment to the 1997 Plan (the "Amendment") increasing the number of shares available for issuance. Shareholders are being asked to approve the increase of 300,000 additional Common Shares to be available for future grants under the 1997 Plan.

     The Board of Directors believes that it is desirable to encourage key employees of the Company and its subsidiaries to acquire a proprietary interest in the Company or to increase such proprietary interest as they may already hold, thereby increasing the incentive of key employees and non-employee Directors to promote the interest of the Company and its shareholders. For this reason, the Board of Directors adopted the Amendment to the 1997 Plan. In addition, with the Company's strategic growth plan and acquisition activity, it is imperative that the Company have available incentives to attract and retain key management talent. Accordingly, the Board of Directors and management believe the approval of the Amendment to the 1997 Plan is in the best interest of the Company and recommend that shareholders vote in favor of the proposal. The following is a brief description of the material features of the 1997 Plan.

         The 1997 Plan authorizes the grant to officers, other key employees and consultants of awards ("Awards") consisting of non-qualified stock options, stock appreciation rights ("SARs"), and restricted stock and stock bonus awards. Any shares issued upon exercise of Awards, forfeited restricted stock Awards, or shares subject to issuance upon exercise of Awards which are not issued because of a surrender, lapse, expiration, or forfeiture, or termination of any such Award shall once again be available for issuance in satisfaction of Awards. The Stock Option Committee, a subcommittee of the Compensation Committee, (the "Committee") administers the 1997 Plan and has sole discretion to determine those persons to whom Awards are granted, the number of Awards granted, the provisions applicable to each Award and the time periods during which Awards may be exercisable.

         The Committee may grant non-qualified stock options. Unless the Committee determines otherwise, the option price per share of any non-qualified stock option shall be the fair market value of the shares of the Company's Common Shares on the date the option is granted. Fair market value is generally the closing price of the Company's Common Shares on the New York Stock Exchange on the last business day prior to the date on which the value is to be determined. Options granted under the 1997 Plan will be exercisable for a term of not more than ten years from the date of grant.

         SARs are rights to receive an amount in cash or Common Shares of the Company of a combination thereof as determined by the Committee, no greater than the excess of the fair market value of the Common Shares of the Company on the date the SAR is exercised over the fair market value of the Common Shares of the Company on the date the SAR is granted (or in the case of SARs granted in tandem with options, in the Committee's sole discretion, the option price of the shares subject to the option).

         The Committee may, in its sole discretion, grant SARs in tandem with options or on a stand alone basis. SARs granted in tandem with options may only be exercisable to the extent the related option is exercisable and shall be for a term as determined by the Committee. The term may not exceed 10 years and may expire prior to the term of the related option. Each SAR granted on a stand alone basis shall be exercisable to the extent and for such term as may be approved by the Committee. In no event shall any amounts paid pursuant to an SAR exceed the difference between the fair market value of the underlying shares on the date of exercise and the option price of the related option.

         Restricted stock awards are rights granted by the Committee to receive Common Shares subject to forfeiture and other restrictions determined by the Committee. Until the restrictions with respect to any restricted stock awards lapse, the shares will be held by the Company and may not be sold or otherwise transferred by the employee. Except as otherwise determined by the Committee, until the restrictions lapse, the shares will be forfeited if the employee's employment is terminated for any reason other than death, disability, retirement or the employee's attainment of 65 years of age. Unless the Committee determines otherwise, one-third of the Common Shares subject to a restricted stock award will vest on each anniversary of the date of grant. The Committee may require participants to whom restricted stock awards are granted to pay the Company an amount equal to the aggregate par value, if any, of the shares issued.

         Stock bonus awards may also be granted under the 1997 Plan, on such terms and conditions as the Committee may, in its sole discretion, determine. The Committee may require participants to whom stock bonus awards are granted to pay the Company an amount equal to the aggregate par value, if any, of the shares issued.

         Awards granted under the 1997 Plan may be subject to adjustment upon a stock dividend, stock split, reclassification, recapitalization, merger, consolidation, combination, or exchange of shares, separation, reorganization, liquidation or similar events affecting the Company's Common Shares. An Award will not be transferable, other than to Permitted Transferees (as defined in the 1997 Plan), by will or the laws of descent and distribution or, in certain circumstances, pursuant to a qualified domestic relations order, and an Award may be exercised, during the lifetime of the holder of the Award, only by the holder, or the holder's personal representative in the event of disability.

         In the case of a "change in control" (as defined in the 1997 Plan) of the Company, the Board of Directors of the Company may, in its sole discretion, determine, on a case by case basis, taking into account the purposes of the 1997 Plan, that each Award granted under the 1997 Plan will terminate 90 days after occurrence of such "change in control," but, in the event of any such termination (i) an option or SAR holder will generally have the right, commencing at least five days prior to the "change in control" and subject to any other limitation on the exercise of the option in effect on date of exercise, to immediately exercise any options in full to the extent they previously have not been exercised, and (ii) restricted stock awards will vest.

         The 1997 Plan will terminate on April 28, 2007, and Awards shall not be granted under the 1997 Plan after that date although the terms of any Awards may be amended in accordance with the 1997 Plan at any date prior to the end of the term of such Awards. Any Awards outstanding at the time of termination of the 1997 Plan will continue in full force and effect according to the terms and conditions of the Award and the 1997 Plan.

         The 1997 Plan may be amended by the Board of Directors of the Company, provided that stockholder approval will be necessary as required under Rule 16b-3 of the regulations of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and provided further that no amendment may impair any rights of any holder of an Award previously granted under the 1997 Plan without the holder's consent.

         Certain of the federal income tax consequences to the Company and participants in the 1997 Plan of the grant and the exercise of Awards under currently applicable provisions of the Internal Revenue Code of 1986, as amended, are as described below. For persons subject to Section 16 of the Exchange Act ("Section 16") the calculation and terms of income recognition is generally deferred until such time as the employee is no longer subject to suit for "short swing profit".

         FEDERAL INCOME TAX CONSEQUENCES - NON-QUALIFIED STOCK OPTIONS. The issuance of a non-qualified stock option under the 1997 Plan will not result in any taxable income to the recipient or a tax deduction to the Company at the time of grant. Generally, an employee to whom a non-qualified stock option has been granted will recognize ordinary income at the time the employee exercises the option and receives Common Shares in an amount equal to the excess of the fair market value of such shares on the date of exercise over the option price.

         The Company is generally entitled to a tax deduction corresponding to the amount of income recognized by the employee as a result of the exercise of a non-qualified stock option for the year in which the employee recognizes such income for federal income tax purposes.

         FEDERAL INCOME TAX CONSEQUENCES - SARS. A participant will not recognize taxable income upon the grant of an SAR. The participant will generally recognize ordinary income for federal income tax purposes in an amount equal to the amount of cash and/or the fair market value of the Common Shares received upon exercise of the SAR, in the tax year in which payment is made in respect of an SAR, and the Company will normally be entitled to a tax deduction for an equivalent amount for the same year

         FEDERAL INCOME TAX CONSEQUENCES - RESTRICTED STOCK AWARDS AND STOCK BONUS AWARDS. Generally, an employee to whom a restricted stock award or stock bonus award is made will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the Common Shares received at the time the shares first become transferable or are no longer subject to a substantial risk of forfeiture over the purchase price, if any, paid by the employee for such Common Shares, and such amount will generally then be deductible for federal income tax purposes by the Company. For tax purposes, in addition to other restrictions, the Company's Common Shares are considered to be subject to a substantial risk of forfeiture as long as the sale of the shares could subject the employee to suit under the "short swing profit" provisions of Section 16. Alternatively, if the recipient of a restricted stock award or stock bonus Award so elects, the recipient will recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the Company's Common Shares (without taking into account any lapse restrictions) on such date, over the purchase price, if any, paid by the employee for such Common Shares, and such amount will generally then be deductible by the Company. In the event of the forfeiture of Common Shares included in a restricted stock award or stock bonus award, the employee will not be entitled to any deduction except to the extent the employee paid for such Common Shares. Upon a sale of the Common Shares included in the restricted stock award or stock bonus award, the participant will recognize capital gain or loss, as the case may be, equal to the difference between the amount realized from such sale and the employee's tax basis for such Common Shares.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT TO THE 1997 PLAN. The affirmative votes cast by the holders of a majority of the Common Shares, present in person or by proxy at the meeting, is required for the adoption of the Amendment to the 1997 Plan; provided that such majority must also exceed 50% of the total number of Common Shares eligible to vote at the Annual Meeting. Thus, shareholders who vote to abstain will in effect be voting against the proposal. Brokers who hold Common Shares as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the meeting, provided that this Proxy Statement is transmitted to the beneficial owners at least 15 days before the meeting. Broker non-votes, however, are not counted as present and entitled to vote for determining whether this proposal has been approved and have no effect on its outcome.

         THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1997 PLAN.

                                       IV.
                 PROPOSED AMENDMENTS TO THE CODE OF REGULATIONS
                                 (PROPOSALS 4-7)

GENERAL

         On April 30, 1998, the Company's Board of Directors approved, and recommended that the Company's shareholders approve and adopt, four separate amendments to the Company's Amended and Restated Code of

Regulations (the "Regulations"). The proposals would amend the Regulations to
(i) require the affirmative vote of 60% of the voting power of the shareholders to establish the number of directors, when the shareholders act to establish the number of directors; (ii) limit the removal of directors to "for cause" grounds;
(iii) establish certain procedures applicable to the proposal and conduct of business at annual and special meetings of the Company's shareholders; and (iv) amend the amendment provision of the Regulations to clarify the relationship between the Articles and the Regulations.

         Shareholders are being asked to vote on each of the four proposals separately, as required by the rules of the Securities and Exchange Commission. The vote required to adopt each proposal is set forth below in the description of the individual proposal. For future convenience, each of the amendments that are adopted by the shareholders at the 1998 Annual Meeting will be incorporated into an amended, restated and corrected version of the Regulations, to be known as the "1998 Amended and Restated Code of Regulations." Accordingly, a vote to approve any proposed amendment will be deemed to be a vote to adopt a 1998 Amended and Restated Code of Regulations incorporating that amendment and making any non-substantive typographical and clerical corrections as appropriate.

         The text of each of the proposed amendments is included in the Exhibits attached to this Proxy Statement. (For ease of comparison, the current text of each section of the Regulations proposed to be amended is reproduced immediately following the text of the proposed amendment.) Although the following description is a summary of the material changes made by the proposed amendments, it should be read in conjunction with the full text of the proposed amendments as set forth in the Exhibits, and is expressly qualified by reference thereto.

PURPOSE OF AMENDMENTS

         Following the adoption of the Company's shareholder rights plan in July, 1997, the Company commenced a review of the Articles and the Regulations to determine whether the Articles and Regulations provided the Board of Directors with sufficient flexibility to respond in the event of an unsolicited, and potentially coercive, attempt to acquire control of the Company. This review was not in response to any actual or perceived threat of any specific takeover attempt; however, in view of the significant increase in recent months of the scope and pace of corporate mergers in many industries, the Company determined that such a review would be in the long-term interests of the Company and its shareholders by identifying any need that might exist to revise the Company's corporate governance procedures to provide a further measure of preparedness, prior to the existence of any actual or perceived threat of a potentially inappropriate takeover attempt. As a result of this review, the Company identified four aspects in which the Company's existing corporate governance mechanisms could hinder the ability of the Board of Directors to respond with more flexibility to unsolicited and coercive attempts to acquire control of the Company. First, a potentially hostile bidder could attempt to "pack" the Board of Directors by manipulating the provisions of the Regulations relating to the number of directors and the classification of the Board. Second, and similarly, under certain circumstances, a potentially hostile bidder in a proxy solicitation could use the existing provisions of the Regulations to remove any or all of the Company's directors without any cause by the vote of a majority of the Company's outstanding shares and elect directors which would approve the bidder's offer. In either of these cases, the bidder could more readily attempt to force the Company and its shareholders into accepting the bidder's offer without having had a chance to review the offer with sufficient thoroughness. Third, a potential bidder could engage in a proxy solicitation in connection with a coercive offer for the Company at, or shortly prior to, a meeting of the Company's shareholders, and the Company under certain circumstances could be limited in its ability to respond in an appropriate manner to permit the shareholders to consider alternatives to the coercive offer. Fourth, while the Articles appeared to establish higher voting requirements than mandated by Ohio law to amend certain provisions of the Articles and the Regulations, making it harder for a potential bidder to amend such provisions, the relationship between the Articles and the Regulations was unclear. As a result, the Company desires to clarify the amendment provisions of the Regulations to more explicitly detail and conform those higher vote requirements to those set forth in the Articles. Therefore, the Company crafted and the Board of Directors approved the four proposals set forth below to alleviate these shortcomings in the Regulations.

POSSIBLE ANTI-TAKEOVER EFFECTS

         As a general matter, the Company does not believe that the amendments presented to the shareholders for approval are intended to inhibit a potential suitor from engaging the Board of Directors in discussions or negotiations and are not designed to prevent a fair and appropriate offer from consideration. Rather, in addition to the clarification or establishment of certain procedural requirements, the proposed amendments are intended to help assure that the Board has the time and flexibility required to adequately respond to proposals (whether or not takeover related) in an orderly and well-informed fashion. Notwithstanding those intended purposes, the proposed amendments to the Regulations could have the effect of deterring potential bidders from attempting to take control of the Company by initiating either an unsolicited offer for the Common Shares or a proxy solicitation to acquire control of the Company, or both. Such a contest for control of the Company could increase the market price of the Common Shares, at least temporarily. Under those circumstances, therefore, the Company's shareholders could be deprived of an opportunity to sell their Common Shares at a higher price if the proposed amendments to the Regulations are adopted. Additionally, because some or all of the Company's directors and officers could be replaced by a bidder either during an unsolicited offer or proxy solicitation or immediately thereafter, the adoption of the proposed amendments may have the incidental effect of hindering such changes in the Company's directors and officers. However, the Board of Directors believes that the proposed amendments will enhance the Board's ability to act in the long-term interests of the Company and its shareholders in response to an unsolicited offer for the Company, particularly if such offer were combined with a proxy solicitation and designed to coerce shareholders into accepting it, and that this positive result outweighs the potential for negative anti-takeover effects that might result from the proposed amendments.

PROPOSAL 4: TO AMEND SECTION 4.2 OF THE COMPANY'S AMENDED AND RESTATED CODE OF REGULATIONS TO REQUIRE A 60% VOTE OF THE SHAREHOLDERS TO ESTABLISH THE NUMBER OF DIRECTORS

         The proposed amendment to Section 4.2 of the Regulations would permit the shareholders to increase or decrease the number of directors of the Company, upon the vote of sixty percent (60%) of the voting power of the shares (or of the classes of shares) of the Company. At present, Section 4.2 of the Regulations allows a majority of the directors to increase or decrease the number of directors; however, neither the directors nor the shareholders may reduce the number of directors to fewer than seven (7) without amending the Regulations. Since the current Section 4.2 of the Regulations does not address shareholders' ability to alter the size of the Board, Ohio law would allow the shareholders to fix or change the number of directors by a majority of those shares present at the meeting and entitled to vote, which could be significantly less than a majority of the voting power of the Company's shares. In the event that a bidder were able to obtain sufficient representation on the Board of Directors, it could "pack" the Board by increasing the size of the Board and appointing to the resulting vacancies persons who were committed to accept the bidder's offer for the Company, regardless of the long-term best interests of the Company or its shareholders. If the proposed amendment is adopted, the vote of 60% of the voting power of the shares (or of the classes of shares) would be sufficient to change the size of the Board, and thus could mitigate the likelihood of such attempt to "pack" the Board, and would ensure that holders of at least 60% of the Company's voting power vote in favor of this important decision. The current provision permitting a majority of the directors to establish the size of the Board also would remain in effect if the proposed amendment is adopted; as a result, either a majority of the directors or 60% of the voting power of the Company's shares would have the power to establish the number of directors on the Board of Directors.

         The affirmative vote of sixty percent (60%) of the voting power of the Common Shares is required to approve the proposed amendment. Thus, abstentions and broker non-votes will have the effect of voting against the proposed amendment. The full text of the proposed amendment is included in Exhibit B to this Proxy Statement, and the foregoing discussion of such amendment is expressly qualified by reference thereto.

         THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL.

PROPOSAL 5: TO AMEND SECTION 4.5 OF THE COMPANY'S AMENDED AND RESTATED CODE OF REGULATIONS TO LIMIT THE REMOVAL OF DIRECTORS TO "FOR CAUSE" GROUNDS AND REQUIRE A 60% VOTE

         The proposed amendment to Section 4.5 of the Regulations would limit the removal of a director or directors by shareholder vote to "for cause" grounds, and would require the vote of sixty percent (60%) of the voting power of the shares of the Company (or of the classes of shares) for such removal. At present, Section 4.5 of the Regulations allows for the removal of any and all directors "as provided by statute or by other lawful procedures." The Ohio Revised Code provides that, in the absence of an express provision to the contrary in the Articles or the Regulations, any and all directors may be removed by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed. Under these provisions, in the event of an unsolicited tender offer and proxy solicitation for the Company, if the bidder owned or held proxies representing a majority of the voting power of the Company's Common Shares, the bidder would be able to remove any and all members of the Board of Directors without any cause therefor and replace them with persons of its own choosing who were committed to accepting the bidder's offer, irrespective of whether the offer was in the best interests of the remaining shareholders. This ability to force a change in the Board of Directors would inhibit the Board's ability to negotiate with the bidder in such an unsolicited tender offer to obtain more favorable terms for the Company's shareholders. Under the proposed amendment, the Company's directors could be removed only "for cause," restricting a bidder's ability to force a transaction with the Company by altering the composition of the Board of Directors. However, because the proposed amendment would apply to any removal of directors, whether or not in the context of an unsolicited tender offer, it would make it harder for shareholders to remove directors, which could have the incidental effect of hindering shareholders' ability to change the composition of the Board of Directors. The Company believes that, given its process for screening and nominating qualified candidates for the Board, that the likelihood of this incidental effect arising is fairly remote.

         The affirmative vote of sixty percent (60%) of the voting power of the Common Shares is required to approve the proposed amendment. Thus, abstentions and broker non-votes will have the effect of voting against the proposed amendment. The full text of the proposed amendment is included in Exhibit C to this Proxy Statement, and the foregoing discussion of such amendment is expressly qualified by reference thereto.

         THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL.


PROPOSAL 6: TO AMEND THE COMPANY'S AMENDED AND RESTATED CODE OF REGULATIONS TO ESTABLISH PROCEDURES FOR THE PROPOSAL AND CONDUCT OF BUSINESS AT SHAREHOLDERS' MEETINGS

         To improve the Company's corporate governance procedures, the Board of Directors has approved, and recommended that the Company's shareholders approve and adopt, amendments to the series of provisions of the Regulations relating to the procedures by which the business of the Company is proposed for and conducted at annual and special meetings of the Company's shareholders. This proposal will result in the amendment of several distinct sections of the Regulations, and is summarized below under several separate subject headings. Since this proposal is designed to effect a comprehensive amendment of the provisions of the Regulations relating to annual and special meetings of shareholders, and the conduct of business at such meetings, shareholders are being asked to vote on the proposed amendments to the Regulations as a single proposal. If the proposal is approved and adopted, all of the proposed changes to the Regulations described below will be incorporated into the 1998 Amended and Restated Code of Regulations of the Company; if the proposal is not approved and adopted, none of the proposed changes described below will be effective.

         The affirmative vote of sixty percent (60%) of the voting power of the Common Shares is required to approve the proposal summarized below. Thus, abstentions and broker non-votes will have the effect of voting against the proposal. The full text of the amendments to the Regulations that will be effected by the proposal is included in Exhibit D to this Proxy Statement, and the following discussion of such proposal is expressly qualified by reference thereto.

Annual Meetings

         The Regulations provide for the Board of Directors to set the time and place of an annual meeting of shareholders, and the business to be considered at the meeting. However, the Board does not have the express authority to postpone a previously scheduled meeting. The proposal would amend Section 3.1 of the Regulations, dealing with annual meetings, to state explicitly the authority of a majority of the directors to so postpone an annual meeting. The Company believes that this amendment would permit the Board maximum flexibility in the context of any last-minute or disruptive proposal, including an unsolicited attempt to acquire the Company: the Board would have the opportunity to delay a previously scheduled meeting at which the bidder intended to make an unsolicited offer, in order to investigate the offer and determine a response that would more carefully consider the long-term interests of the Company and its shareholders.

         To coordinate with the proposed amendments to the Regulations regarding shareholder requests to bring proposals before an annual meeting of shareholders, as discussed below, a provision also would be added to Section 3.1 of the Regulations that would define the business that could properly come before an annual meeting. To properly come before an annual meeting, business would have to be specified in the notice of meeting, or in any supplement to that notice, given in accordance with the Regulations, brought before the meeting by the chairman of the meeting or by or at the direction of the Board of Directors, or properly requested by a shareholder to be brought before the meeting in accordance with the amended provisions relating to shareholder proposals, as described below. This provision will permit the Company to limit the business of an annual meeting to those proposals as to which the Company has had sufficient opportunity to be informed of the nature of the proposal and to develop an appropriate response.

         The Regulations currently provide that, upon due notice, the shareholders may consider at any annual meeting any matter which could be properly considered and acted upon at a special meeting of shareholders, in which case the annual meeting shall be deemed to be a special meeting for the purpose of conducting such business. The proposed amendment would more closely conform this provision to the provisions of Section 3.2 of the Regulations relating to the conduct of business at special meeting. The amendment would permit a notice to be given with respect to a proposed item of business, in accordance with the procedures for the calling of a special meeting. The Company believes that this amendment to Section 3.1 of the Regulations would not result in any substantive change to the Regulations.

Special Meetings

         The Regulations currently allow a special meeting to be called by the Chairman of the Board, the President of the Company, the directors by action at a meeting, a majority of directors acting without a meeting, or the holders of shares entitling them to exercise more than 50% of the voting power of the shares of the Company entitled to vote at the meeting. The proposal would amend the Regulations to conform to the applicable provisions of the Ohio Revised Code which permit the maximum threshold for shareholders to call a special meeting to be the affirmative vote of up to 50%, but no more than 50%, of the shares outstanding and entitled to vote to call a special meeting. The proposal also would amend the provisions permitting the Board of Directors to call a special meeting. At present, a majority of the directors present at a meeting of the Board (which could be less than a majority of the Board) could act to call a special meeting. Finally, the proposal would amend the Regulations to require that a majority of the directors acting at a meeting would be required to call a special meeting. As a result of these amendments, a special meeting could be called by the Chairman of the Board, the President of the Company, a majority of the directors, either by action at a meeting or acting without a meeting, or the holders of shares entitling them to exercise 50% of the voting power of the Company entitled to vote at the meeting.

         At present, the Regulations provide that the only business that can be considered at a special meeting is the business specified in the call for the special meeting. In the event of a special meeting called in the context of an unsolicited offer for the Company, the Company might not be permitted to offer counter-proposals for consideration at the special meeting, which could prevent the shareholders from considering alternatives to the offer that might be more favorable to the long-term interests of the Company and its shareholders. Accordingly, the provision contained in Section 3.2 of the Regulations that defines the business that can be considered at a special meeting would be amended to provide that the only business that could be conducted at a meeting would be that business specified in the call for the special meeting (as is currently the case) or business brought before the meeting by the chairman of the meeting or by or at the direction of the Board of Directors. This provision would permit the Board of Directors, in the context of a special meeting called in connection with of an unsolicited offer for the Company, to present or direct the presentation to the meeting of alternative proposals. This change would give the Board of Directors increased flexibility in responding to an unsolicited offer to acquire the Company and would afford the shareholders with the opportunity to be presented with more possible alternatives for their possible consideration at such meetings.

Shareholder Proposals

         At present, the Regulations limit consideration of shareholder proposals at a meeting of shareholders to only those that were properly included in a proxy or information statement furnished to shareholders in compliance with
Section 14 of the Securities Exchange Act of 1934 and the regulations promulgated thereunder. While this ensures that a shareholder proposal conforms to the requirements of the SEC's proxy rules - whether it is included in the Company's proxy statement or distributed in the proposing shareholder's separate proxy statement - it does not necessarily give the Company meaningful advance notice of a proposal, particularly when a potentially hostile party decides to file its own proxy materials with the SEC. In the event of an unsolicited tender offer combined with a proxy solicitation, the Company and the Board of Directors could be left with inadequate opportunity to review the proposed transaction and to negotiate with the bidder for improved terms for the Company's shareholders. The proposed amendment would amend Section 3.3 of the Regulations, which governs the consideration of shareholder proposals, to require that a shareholder who wishes to bring business before an annual meeting of shareholders, first, to be a shareholder of record and, second, to provide, no later than 60 calendar days prior to the date fixed for the annual meeting, written notice to the Secretary of the Company of the business to be brought before the meeting. Such notice would be required to contain the business desired to be brought before the annual meeting, the shareholder's name and address, the number of shares owned by the shareholder or by any "beneficial owner" (such as a person owning shares through a brokerage account) on whose behalf the proposal was being made, and any material interest of the shareholder or the beneficial owner in the business proposed to be brought before the meeting by the shareholder. The requirement that the shareholder comply with the applicable SEC rules would not be affected by the proposed amendment. Additionally, the amended Regulations would provide that this provision would not be interpreted to affect a shareholder's right, under the SEC's proxy rules, to request that a shareholder proposal be included in the Company's proxy statement for the annual meeting.

         The proposed amendment would establish a definite advance date by which the Company must be notified of the shareholder's intention to bring business before the meeting, and would require the shareholder to describe that business in detail. The Company believes that the proposed 60-day time period would afford the Company a reasonable time period to investigate the issue(s) raised by the shareholder, to determine an appropriate response and to communicate the nature of that response properly to the Company's shareholders and/or other constituencies. Further, by requiring a shareholder to describe the proposed business in detail, the Company believes that it will have the opportunity to investigate and respond to the specific subject matter of the proposal. Finally, the proposed reference to a shareholder's right to request the inclusion of a proposal in the Company's proxy statement would clarify the fact that the proposed notice provisions will not be used to impermissibly restrict the right of the Company's shareholders to advance proposals in compliance with applicable law.

Conduct of Business at Meetings

         The Regulations provide that the order of business at a meeting of the shareholders shall be "as determined by the chairman of the meeting," who may be the Chairman of the Board or another Director or officer of the Company or, in the absence of any such person, a chairman elected by the shareholders present at the meeting. This provision gives the chairman only the power to determine the order in which business will be conducted. Further, the Regulations do not explicitly confer on the chairman of the meeting the authority to adjourn such meeting to a later time. The Company believes that there are numerous situations which could arise at a meeting of the shareholders in which the chairman of the meeting might need to take additional actions to maintain the orderly conduct of business at that meeting of shareholders, and the current language does not explicitly give the chairman of the meeting the specific power to take such additional actions. Therefore, to provide explicit guidelines and to clarify situations in which the chairman will be able to prevent disruption of the meeting, the proposal would amend Section 4.10 of the Regulations to give the chairman of a meeting the specific power to: (a) limit the persons, other than shareholders of record and their duly appointed proxies, who may attend the meeting; (b) determine whether any shareholder of record or his or her proxy, or any other person, should be excluded from the meeting because such shareholder, proxy or other person has disrupted or is likely to disrupt the meeting; (c) determine the circumstances in which a person may make a statement or ask questions at the meeting; and (d) establish such other procedures as the chairman may deem appropriate for the orderly conduct of the meeting. The proposed amendment also would give the chairman of the meeting the express power to adjourn a meeting of the shareholders to a later time, whether or not a quorum is then present at the meeting. In the context of an unsolicited offer for the Company, this provision would permit the chairman to adjourn or postpone a meeting when doing so would help prevent premature consideration of a shareholder proposal that included a coercive or inadequate offer. Finally, to coordinate with the proposed changes to the Regulations regarding the consideration of business properly brought before annual and special meetings of shareholders, as discussed above, the proposed amendment would give the chairman of the meeting the power to determine whether business was properly brought before the meeting and to refuse to recognize business not properly brought. This change would permit the chairman of the meeting to prevent the consideration of business which the Company had been unable to appropriately review and consider .

         The affirmative vote of sixty percent (60%) of the voting power of the Common Shares is required to approve the proposal summarized below. Thus, abstentions and broker non-votes will have the effect of voting against the proposal. The full text of the amendments to the Regulations that will be effected by the proposal is included in Exhibit D to this Proxy Statement, and the following discussion of such proposal is expressly qualified by reference thereto.

         THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL.

PROPOSAL 7: TO AMEND THE COMPANY'S AMENDED AND RESTATED CODE OF REGULATIONS TO CONFORM TO THE ARTICLES AND PROVIDE ENHANCED SHAREHOLDER APPROVAL REQUIREMENTS TO AMEND CERTAIN PROVISIONS.

         The Regulations presently provide that the Regulations can be amended only by the affirmative vote of a majority of the voting power of the Company, which currently would be represented by holders of more than 50% of all outstanding Common Shares. Article Seventh of the Articles expressly requires the affirmative vote of 60% of the voting power to approve any amendment to the Articles or the Regulations which affects "the manner in which shareholder proposals are considered at a shareholder meeting, the classification, election or tenure of office of the directors, or the indemnification of the Company's directors, officers or employees." Since the provisions of the Articles take precedence over the Regulations, the Company desires to explicitly conform and clarify the provisions of the Regulations with respect to when a supermajority shareholder vote is required. Therefore, the Board of Directors has approved, and has recommended that the Company's shareholders approve and adopt, an amendment to the amendment provision contained in Article XI of the Regulations. As amended, this provision would allow the holders of shares representing a majority of the voting power of the Company to amend any provision of the Code, except for the following specifically identified provisions, which in conformity with the supermajority voting requirements of the Articles, could be amended only by the affirmative vote of 60% of the voting power of the shares (or of the classes of shares) of the Company:

         (i) Sections 3.1, 3.2, 3.3 and 3.10 of the Regulations, relating to annual meetings of the shareholders, special meetings of the shareholders, the consideration of shareholder proposals at meetings of the shareholders, and the conduct of business at meetings of the shareholders, respectively;

         (ii) Sections 4.2, 4.3, 4.4 and 4.5 of the Regulations, relating to the number of directors, the classification of the Board of Directors, the election of directors, and the tenure of office of directors, respectively;

         (iii) Article VI of the Regulations, relating to the indemnification of directors and officers of the Corporation; and

         (iv) Article XI of the Regulations, relating to the amendment of the Regulations.

         By requiring the affirmative vote of 60% of the Company's outstanding shares to amend the identified provisions, the Company will be able to insulate such provisions from amendment by a potential bidder for the Company without the express approval of shares representing 60% of the voting power of the Company, and thereby preserve the flexibility of the Board of Directors to respond in the event of an unsolicited offer for the Company.

         All other amendments to the Regulations could be made by shares representing a majority of the voting power of the Company, which is the lowest threshold for approval allowed under Ohio law, and would enable the Company to react as flexibly as possible to corporate opportunities.

         The affirmative vote of sixty percent (60%) of the voting power of the Common Shares is required to approve the proposed amendment. Thus, abstentions and broker non-votes will have the effect of voting against the proposed amendment. The full text of the proposed amendment is included in Exhibit E to this Proxy Statement, and the foregoing discussion of such amendment is expressly qualified by reference thereto.

         THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL.




                              INDEPENDENT AUDITORS

         The Company is incorporated under the laws of the State of Ohio, which do not require approval by shareholders of the selection of independent auditors. A representative of KPMG Peat Marwick LLP ("KPMG") is expected to be present at the meeting. KPMG acted as independent auditors for the Company for the fiscal year ended March 31, 1998. The Audit Committee will select the company's auditors for fiscal 1999.

         On October 18, 1996, Price Waterhouse LLP ("PW") resigned as the independent accountants of the Company. The reports of PW on the Company's financial statements for each of the past two fiscal years contained no adverse opinions or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except the report of PW on the financial statement for the fiscal year ended March 31, 1995 included an explanatory paragraph relating to a material uncertainty regarding litigation.

         In connection with its audits for the two most recent fiscal years and through October 18, 1996, there were no disagreements between the Company and PW on the matter of accounting principle or practices, financial statement disclosures, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PW would have caused them to make reference thereto in their report on the financial statements for such years.

         During the fiscal year ended March 31, 1996 and through October 18, 1996, there have been no "reportable events" as defined in Regulation S-K Item 304(a)(1)(v). In connection with the audit of the Company's financial statements for the fiscal year ended March 31, 1995, PW advised the Audit Committee of the Registrant that it was no longer able to rely upon representations of the Company's then Chief Financial Officer ("former CFO"). The Audit Committee immediately caused the former CFO to be placed on leave of absence. The former CFO was subsequently discharged and replaced.

         On November 15, 1996, the Company engaged KPMG as the principal independent accountants to audit its financial statements.

                                     GENERAL

VOTING AT THE MEETING

         Shareholders of record at the close of business on May 22, 1998 are entitled to vote at the meeting. On that date, which was prior to the effective date of the 5-for-4 stock split of the Company's Common Shares, a total of 6,360,110 Common Shares were outstanding. Holders of shares of Common Shares have no cumulative voting rights. Each Common Share is entitled to one vote. The closing price (unadjusted for the 5-for-4 stock split) of a Common Share on May 22, 1998 was $15 15/16.

         Holders of shares of Common Shares have no cumulative voting rights. Provided a quorum is present, the affirmative vote of a plurality of the Common Shares represented and voting, in person or by proxy, at any meeting of shareholders is required under Ohio law to elect Directors.

         Votes may be cast in favor of, or withheld from, each nominee in the election of directors. Votes that are withheld will not be included in the number of votes cast although such shares will be counted as present for purposes of determining the existence of a quorum. The New York Stock Exchange rules permit brokers who hold shares in street name to vote on certain items when they have not received instructions from beneficial owners. Brokers who do not receive instructions are entitled to vote on the election of Directors and on the proposed Amendment to the 1997 Plan; however, brokers who do not receive instructions will not be entitled to vote on the proposed amendments to the Articles and the Regulations (Proposals 2,4,5,6, and 7).

SHAREHOLDER PROPOSALS

         Any shareholder who wishes to submit a proposal to be considered for inclusion in next year's Proxy Statement should send the proposal to the Company addressed to the Secretary on or before February 15, 1999.

PROXY SOLICITATION

         The Company will bear the expense of the solicitation of proxies. In addition to requesting proxies by mail, officers and employees of the Company may request proxies by telephone or in person. The Company has retained Beacon Hill Partners, Inc., 90 Broad Street, New York, New York 10004, to assist in the solicitation for an estimated fee of $_______, plus expenses not in excess of $_______.

         The Company will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. The Company will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

         The Company's Annual Report for the fiscal year ended March 31, 1998, is enclosed herewith.

         MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS NAMED HEREIN, FOR PROPOSAL 2 (AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 12,000,000 TO 40,000,000), FOR PROPOSALS (AMENDMENT OF THE 1997 LONG-TERM INCENTIVE PLAN OF CORRPRO COMPANIES, INC. TO INCREASE THE NUMBER OF COMMON SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 1,285,738 TO 1,585,738) AND PROPOSALS 4, 5, 6, AND 7 (AMENDMENTS OF THE COMPANY'S CODE OF REGULATIONS) .

         The Board of Directors knows of no other matters that will be presented at the meeting. However, if other matters do properly come before the meeting, the persons named in the Proxy will vote on these matters in accordance with their best judgment.

                                                 For the Board of Directors
                                                 Corrpro Companies, Inc.




                                                 Neal R. Restivo
                                                 Executive Vice President,
                                                 Chief Financial Officer,
                                                 Secretary and Treasurer


June 15, 1998

                                                                      EXHIBIT A


                             CORRPRO COMPANIES, INC.

      PROPOSED AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION



PROPOSAL 2 -- TO AMEND THE FIRST SENTENCE OF ARTICLE FOURTH OF THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO READ AS FOLLOWS:

The maximum number of shares which the Corporation is authorized to have outstanding is forty-one million (41,000,000) shares, consisting of forty million (40,000,000) Common Shares, without par value, and one million (1,000,000) Serial Preferred Shares, without par value, of which five hundred thousand (500,000) shares shall be voting and five hundred thousand (500,000) shares shall be non-voting.

         THE FIRST SENTENCE OF ARTICLE FOURTH PRESENTLY READS AS FOLLOWS:

         The maximum number of shares which the Corporation is authorized to have outstanding is thirteen million (13,000,000) shares, consisting of twelve million (12,000,000) Common Shares, without par value, and one million (1,000,000) Serial Preferred Shares, without par value, of which five hundred thousand (500,000) shares shall be voting and five hundred thousand (500,000) shares shall be non-voting.

                                                                     EXHIBIT B


                             CORRPRO COMPANIES, INC.

         PROPOSED AMENDMENT TO AMENDED AND RESTATED CODE OF REGULATIONS



PROPOSAL 4 -- TO AMEND SECTION 4.2 OF THE COMPANY'S AMENDED AND RESTATED CODE OF REGULATIONS TO READ AS FOLLOWS:

         SECTION 4.2 - NUMBER. The number of directors shall be seven (7). The number of directors may be increased or decreased by (i) action of the Board of Directors upon the vote of a majority of the directors, or (ii) the vote of holders of shares entitling them to exercise at least sixty percent (60%) of the voting power of the shares of the Corporation; but in no event shall the number of directors be less than seven (7).

         SECTION 4.2 PRESENTLY READS AS FOLLOWS:

                  SECTION 4.2 - NUMBER. The number of directors shall be seven
         (7). The number of directors may be increased or decreased by action of the Board of Directors upon the vote of a majority of the directors, but in no event shall the number of directors be less than seven (7).

                                                                       EXHIBIT C


                             CORRPRO COMPANIES, INC.

         PROPOSED AMENDMENT TO AMENDED AND RESTATED CODE OF REGULATIONS



PROPOSAL 5 -- TO AMEND SECTION 4.5 OF THE COMPANY'S AMENDED AND RESTATED CODE OF REGULATIONS TO READ AS FOLLOWS:

         SECTION 4.5 - TENURE OF OFFICE. The term of office of each class of directors shall be two (2) years (so that the terms of one class of directors shall expire each year), and the directors shall hold office for the respective terms to which elected and until their respective successors are elected and qualified, subject only to prior resignation, death or removal from office. Notwithstanding any other provision of these Regulations, no director shall be subject to removal except for cause and by the affirmative vote of the holders of shares entitling them to exercise at least sixty percent (60%) of the voting power of the shares of the Corporation, or of any class or classes of shares, as the case may be.

         SECTION 4.5 PRESENTLY READS AS FOLLOWS:

                  SECTION 4.5 - TENURE OF OFFICE. The term of office of each class of directors shall be two (2) years, (so that the terms of one class of directors shall expire each year), and the directors shall hold office for the respective terms to which elected and until their respective successors are elected and qualified, subject only to prior resignation, death or removal from office. Directors shall be subject to removal as provided by statute or by other lawful procedures and nothing herein shall be construed to prevent the removal of any or all directors in accordance therewith.

                                                                      EXHIBIT D


                             CORRPRO COMPANIES, INC.

         PROPOSED AMENDMENT TO AMENDED AND RESTATED CODE OF REGULATIONS



PROPOSAL 6 -- TO AMEND SECTIONS 3.1, 3.2, 3.3 AND 3.10 OF THE COMPANY'S AMENDED AND RESTATED CODE OF REGULATIONS TO READ AS FOLLOWS:

         SECTION 3.1 - ANNUAL MEETING. The annual meeting of shareholders shall be held at such time and on such date after the annual financial statements of the Corporation have been prepared as may be fixed by the Board of Directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting. To properly come before the meeting, business must be (i) specified in the notice of meeting (or in any supplement to that notice) given in accordance with Section 3.4 of these Regulations; (ii) brought before the meeting by the chairman of the meeting or by or at the direction of the Board of Directors; or (iii) properly requested by a shareholder to be brought before a meeting in accordance with Section 3.3 of these Regulations. Upon due notice given in accordance with Section 3.2 of these Regulations, there may also be considered and acted upon at an annual meeting any matter which could be properly come before a special meeting, in which case and for which purpose the annual meeting also shall be considered as, and shall be, a special meeting. In the event that the annual meeting is not held or if directors are not elected thereat, a special meeting may be called and held for that purpose. Notwithstanding any of the foregoing, the Board of Directors, by the affirmative vote or consent of a majority of the directors, may postpone any annual meeting as to which a date and time therefor has been fixed, at any time prior to the calling of such meeting to order.

         SECTION 3.1 PRESENTLY READS AS FOLLOWS:

         SECTION 3.1 - ANNUAL MEETING. The annual meeting of shareholders shall be held at such time and on such date after the annual financial statements of the Corporation have been prepared as may be fixed by the Board of Directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could be properly considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. In the event that the annual meeting is not held or if directors are not elected thereat, a special meeting may be called and held for that purpose.


         SECTION 3.2 - SPECIAL MEETINGS. Special meetings of the shareholders shall be called upon the written request of the chairman of the board, the president, a majority of the directors either by action at a meeting or acting without a meeting, or the holders of shares entitling them to exercise fifty percent (50%) of the voting power of the Corporation entitled to vote thereat. Calls for any such meeting shall specify the purpose or purposes thereof. No business shall be considered at any special meeting other than that as may properly come before the meeting. To properly come before the meeting, business must be (i) specified in the call for such meeting, or (ii) brought before the meeting by the chairman of the meeting or by or at the direction of the Board of Directors.

         SECTION 3.2 PRESENTLY READS AS FOLLOWS:

                  SECTION 3.2 - SPECIAL MEETINGS. Special meetings of the shareholders shall be called upon the written request of the chairman of the board, the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or the holders of shares entitling them to exercise more than fifty percent (50%) of the voting power of the Corporation entitled to vote thereat. Calls for such meetings shall specify the purpose or purposes of the thereof. No business other than that specified in the call shall be considered at any special meeting.


         SECTION 3.3 - SHAREHOLDER PROPOSALS. For business to be properly requested by a shareholder to be brought before an annual meeting of shareholders, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice for the annual meeting and at the time of the annual meeting, (ii) be entitled to vote at the annual meeting, and
(iii) have given timely written notice of the business to the secretary. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days prior to the annual meeting. Such notice must set forth, as to each matter the shareholder proposes to bring before the annual meeting: (a) a description in reasonable detail of the business proposed to be brought before the meeting; (b) the name and address of the shareholder proposing such business, as they appear upon the records of the Corporation, and of the beneficial owner on whose behalf the proposal is made, if any; (c) the number of shares owned of record by the shareholder proposing such business and beneficially by the beneficial owner on whose behalf the proposal is made, if any; and (d) any material interest of such shareholder or beneficial owner in the business proposed to be brought before the meeting. While the Corporation is subject to the reporting requirements of
Section 12 of the Securities Exchange Act of 1934, as amended, no proposal, resolution, amendment to any proposal or resolution, or nomination, other than procedural matters relating to the conduct of the meeting, shall be considered at a meeting of the shareholders (including any adjournments thereof) unless the matter has been set forth in a proxy statement or information statement furnished to the shareholders in connection with the meeting in compliance with the requirements of Section 14 of the Securities Exchange Act of 1934, as amended, and the rules, regulations and schedules promulgated thereunder. Nothing in this Section 3.3 shall be deemed to affect any rights that any shareholder may have pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provision thereto, to request the inclusion of proposals in the Company's proxy statement.

         SECTION 3.3 PRESENTLY READS AS FOLLOWS:

                  SECTION 3.3 - SHAREHOLDER PROPOSALS. While the Corporation is subject to the reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended, no proposal, resolution, amendment to any proposal or resolution, or nomination, other than procedural matters relating to the conduct of the meeting, shall be considered at a meeting of the shareholders (including any adjournments) unless the matter has been set forth in a proxy statement or information statement furnished to the shareholders in connection with the meeting in compliance with the requirements of Section 14 of the Securities Exchange Act of 1934, as amended, and the rules, regulations and schedules promulgated thereunder.


         SECTION 3.10 - ORDER AND CONDUCT OF BUSINESS. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the authority to regulate the conduct of the meeting, including (i) limiting the persons, other than shareholders of record and their duly appointed proxies, who may attend the meeting; (ii) determining whether any shareholder of record or his or her proxy, or any other person, should be excluded from the meeting because such shareholder, proxy or other person has disrupted or is likely to disrupt the meeting; (iii) determining the circumstances under which any person may make a statement or ask questions at the meeting, and (iv) establishing such other procedures as the presiding officer may deem appropriate for the orderly conduct of the meeting. The chairman of the meeting shall have the authority to adjourn the meeting of the shareholders to a later time, whether or not a quorum is then present at such meeting. As to each item of business proposed to be brought before an annual or special meeting of the shareholders, the chairman of the meeting shall determine whether such business may properly come before the meeting in accordance with Sections 3.1 and 3.2 of these Regulations. If the chairman of the meeting determines that any business may not properly come before the meeting, he or she will so declare to the meeting, and the business will not be considered or acted upon.

         SECTION 3.10 PRESENTLY READS AS FOLLOWS:

                  SECTION 3.10 - ORDER OF BUSINESS. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

                                                                       Exhibit E



                             CORRPRO COMPANIES, INC.

         PROPOSED AMENDMENT TO AMENDED AND RESTATED CODE OF REGULATIONS



PROPOSAL 7 -- TO AMEND ARTICLE XI OF THE COMPANY'S AMENDED AND RESTATED CODE OF REGULATIONS TO READ AS FOLLOWS:

                                   ARTICLE XI

                                   Amendments

         Except as otherwise provided in the Corporation's Amended and Restated Articles of Incorporation (as amended from time to time), these Regulations of the Corporation (as amended from time to time) may be amended or added to by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal. Notwithstanding the foregoing, pursuant to Article Seventh of the Amended and Restated Articles of Incorporation of the Corporation, the affirmative vote or consent of the holders of at least sixty percent (60%) of the voting power of the shares of the Corporation, or of any class or classes of shares, shall be necessary to effect any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the following provisions of this Code of Regulations of the Corporation (and as it may otherwise be amended from time to time):

         (i) Sections 3.1, 3.2, 3.3 and 3.10 of these Regulations, relating to annual meetings of the shareholders, special meetings of the shareholders, the consideration of shareholder proposals at meetings of the shareholders, and the conduct of business at meetings of the shareholders, respectively;

         (ii) Sections 4.2, 4.3, 4.4 and 4.5 of these Regulations, relating to the number of directors, the classification of the Board of Directors, the election of directors, and the tenure of office of directors, respectively;

         (iii) Article VI of these Regulations, relating to the indemnification of directors and officers of the Corporation; and

         (iv) this Article XI of these Regulations, relating to the amendment of these Regulations.

In any instance where an amendment or addition is adopted by written consent without a meeting of the shareholders, it shall be the duty of the secretary to enter the amendment or addition in the records of the Corporation, and to mail a copy of such amendment or addition to each shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof.

         ARTICLE XI PRESENTLY READS AS FOLLOWS:

                                   ARTICLE XI

                                   Amendments

                  Except as otherwise provided in the Corporation's Articles of Incorporation (and as they may be amended from time to time), these Regulations of the Corporation (and as it may be amended from time to time) may be amended or added to by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power of such proposal; provided, however, that if an amendment or addition is adopted by written consent without a meeting of the shareholders, it shall be the duty of the secretary to enter the amendment or addition in the records of the Corporation, and to mail a copy of such amendment or addition to each shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof.

PROXY                       CORRPRO COMPANIES, INC.

           BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING, JULY 22, 1998

  The undersigned, having received the Notice of Meeting and Proxy Statement, hereby constitutes and appoints Joseph W. Rog, David H. Kroon, and Barry W. Schadeck, and each of them (with full power of substitution respectively), true and lawful attorneys and proxies for the undersigned to attend the Annual Meeting to be held on July 22, 1998, at 10:00 a.m., at Medina Country Club, 5588 Wedgewood Road, Medina, Ohio, and any adjournments thereof.

The Proxy when properly executed will be voted in the manner directed; if no direction is made this Proxy will be voted FOR the Director Nominees, FOR Proposal 2 (approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized Common Shares from 12,000,000 to 40,000,000), FOR Proposal 3 (approval of Amendment No. 1 to the 1997 Long-Term Incentive Plan of Corrpro Companies, Inc.), FOR Proposal 4 (approval of an amendment to the Company's Code of Regulations to permit shareholders to establish the size of the Board of Directors), FOR Proposal 5 (approval of an amendment to the Company's Code of Regulations to limit the removal of directors to "for cause" grounds), FOR Proposal 6 (approval of an amendment to the Company's Code of Regulations to establish certain procedures for the proposal and conduct of business at shareholders' meetings), and FOR Proposal 7 (approval of an amendment to the Company's Code of Regulations to amend the provisions for amending the Code of Regulations). In their discretion, the parties are also authorized to vote upon such other matters as may properly come before the meeting.

1. Election of Directors, Nominees:

   [ ] FOR all nominees listed below
       (except as marked to the contrary below)

   [ ] WITHHOLD AUTHORITY
       to vote for the nominees listed below

          WARREN F. RODGERS, BARRY W. SCHADECK AND WALTER W. WILLIAMS

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. Proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized Common Shares from 12,000,000 to
   40,000,000                                  [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

3. Proposal to approve Amendment No. 1 to the 1997 Long-Term Incentive Plan of
   Corrpro Companies, Inc.                     [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

4. Proposal to approve an amendment to the Company's Code of Regulations to permit shareholders to establish the size of the Board of Directors
                                               [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

                                                 (Continued on the reverse side)

(Continued from other side)

5. Proposal to approve an amendment to the Company's Code of Regulations to limit the removal of directors to "for cause" grounds
                                               [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

6. Proposal to approve an amendment to the Company's Code of Regulations to establish certain procedures for the proposal and conduct of business at
   shareholders' meetings                      [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

7. Proposal to approve an amendment to the Company's Code of Regulations to amend the provisions for amending the Code of Regulations
                                               [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD.

                                         Dated:___________________________, 1998

                                         ---------------------------------------
                                         Signature(s)

                                         ---------------------------------------
                                         Signature(s)

                                         Please sign exactly as name appears
                                         hereon. Joint owners should each sign.
                                         When signing as attorney, executor,
                                         administrator, trustee, or guardian,
                                         please give full title as such.

                                         [ ] ATTEND MEETING

                                         We would appreciate your indicating if
                                         you are planning to attend the Annual
                                         Meeting. Your failure to check this box
                                         will not prejudice you from attending
                                         the meeting.